NuScale to Attend UBS Global Energy Transition Investor Conference PORTLAND, Ore.--(BUSINESS WIRE)-- NuScale Power Corporation (NYSE: SMR) the industry-leading provider of proprietary and innovative advanced small modular nuclear reactor technology, today announced that Chief Financial Officer Chris Colbert will participate and meet with investors at the upcoming UBS Global Energy Transition Conference in London, United Kingdom, on Wednesday, September 14. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six- module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Investor and Media Contacts NuScale Investor inquiries: Gary Dvorchak, The Blueshirt Group for NuScale ir@nuscalepower.com Media inquiries: Diane Hughes, NuScale media@nuscalepower.com Source: NuScale Power